DILLARD'S, INC.
                          ("Company")

                       Capital Securities

                        TERMS AGREEMENT


                                                   August 5, 1998

Dillard's, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201
Attention:  Vice President and Treasurer

Dillard's Capital Trust I
c/o The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention:  Corporate Trust Administration

Dear Sirs:

          On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-59183) ("Underwriting Agreement"), the following securities ("Securities") to be issued under a subordinated indenture, dated as of August 7, 1998, between the Company and The Chase Manhattan Bank, as Trustee, on the following terms:

     Designation of the Series of Capital Securities: 7.50%
Capital Securities

     Issuer Trust:  Dillard's Capital Trust I

     Aggregate Number of Capital Securities: 8,000,000

     Price to Public: $25 per share

     Underwriters' Compensation per Capital Security: $.7875

     Purchase Price: 100% of the principal amount of the Securities, plus accrued interest from August 12, 1998, if any

     Expected Reoffering Price: 100% of the principal amount of the Securities, plus accrued interest from August 12, 1998, if any

     Closing Date: 10:00 A.M. on August 12, 1998, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York,
New York 10017

     Name and Address of Representatives:

     Morgan Stanley & Co. Incorporated
     1585 Broadway, Second Floor
     New York, New York 10036

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

     Form:  Book-entry

          The provisions of the Underwriting Agreement are incorporated herein by reference

          The Securities will be made available for checking and packaging at the office of Morgan Stanley & Co. Incorporated at least 24 hours prior to the Closing Date.

          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                           Very truly yours,


                           MORGAN STANLEY & CO. INCORPORATED
                           On behalf of themselves and as
                           Representatives of the Several
                           Underwriters

                           By Morgan Stanley & Co. Incorporated



                                By
                                  Name:
                                  Title:

                          SCHEDULE A


                                                  Principal
     Underwriter                                         Amount


Morgan Stanley & Co. Incorporated                     911,600
Merrill Lynch, Pierce, Fenner &
     Smith Incorporated                               911,400
NationsBanc Montgomery Securities LLC                 911,400
PaineWebber Incorporated                              911,400
Prudential Securities Incorporated                    911,400
Smith Barney Inc.                                     911,400
Stephens Inc.                                         911,400
BT Alex Brown Incorporated                             60,000
Bear, Stearns & Co. Inc.                               60,000
CIBC Oppenheimer Corp.                                 60,000
A.G. Edwards & Sons, Inc.                              60,000
Goldman, Sachs & Co.                                   60,000
Lehman Brothers Inc.                                   60,000
Morgan Keegan & Company, Inc.                          60,000
Schroder & Co. Inc.                                    60,000
SG Cowen Securities Corporation                        60,000
Advest, Inc.                                           30,000
Robert W. Baird & Co. Incorporated                     30,000
William Blair & Company, L.L.C.                        30,000
Blaylock & Partners, L.P.                              30,000
J.C. Bradford & Co.                                    30,000
Craigie Incorporated                                   30,000
Crowell, Weedon & Co.                                  30,000
Dain Rauscher Incorporated                             30,000
Davenport & Company LLC                                30,000
Doley Securities, Inc.                                 30,000
Fahnestock & Co. Inc.                                  30,000
Ferris, Baker Watts, Incorporated                      30,000
Fidelity Capital Markets, A Division
     of National Financial Services Corporation        30,000
Fifth Third/The Ohio Company                           30,000
First Albany Corporation                               30,000
First of Michigan Corporation                          30,000
Gibraltar Securities Co.                               30,000
J.J.B. Hilliard, W.L. Lyons, Inc.                      30,000
Interstate/Johnson Lane Corporation                    30,000
Janney Montgomery Scott Inc.                           30,000



                                                  Principal
     Underwriter                                    Amount


Kirkpatrick, Pettis, Smith, Polian Inc.                30,000
Legg Mason Wood Walker, Incorporated                   30,000
McDonald & Company Securities, Inc.                    30,000
Mesirow Financial, Inc.                                30,000
Olde Discount Corporation                              30,000
Pershing Division of
     Donaldson, Lufkin & Jenrette
     Securities Corporation                            30,000
Piper Jaffray Inc.                                     30,000
Raymond James & Associates, Inc.                       30,000
The Robinson-Humphrey Company, LLC                     30,000
Roney Capital Markets
     A Division of First Chicago
     Capital Markets, Inc.                             30,000
Scott & Stringfellow, Inc.                             30,000
Sterne, Agee & Leach, Inc.                             30,000
Stifel, Nicolaus & Company, Incorporated               30,000
Tucker Anthony Incorporated                            30,000
Wedbush Morgan Securities                              30,000
Wheat First Securities, Inc.                           30,000


Total. . . . . . . . . . . . . . . . . . . . . .    8,000,000
                                                    =========

To:  Morgan Stanley & Co. Incorporated
           As Representatives of the Several
               Underwriters,
              c/o   Morgan Stanley & Co. Incorporated
                    1585 Broadway, Second Floor
                    New York, New York 10036

          We accept the offer contained in your letter, dated August 5, 1998, relating to $200,000,000 principal amount of our 7.50% Capital Securities. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-59183) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(2) or (5) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.


                              Very truly yours,


                              DILLARD'S CAPITAL TRUST I

                              By:  Dillard's, Inc., as Depositor


                                   By
                                     Name:
                                     Title:

                              DILLARD'S, INC.


                              By
                                Name:
                                Title: